As filed with the Securities and Exchange Commission on April 7, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________
FORM S-8
REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933
______________________

Voltaire Ltd.
(Exact name of registrant as specified in charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
9 Hamenofim Street Building A Herzeliya, Israel (Address of principal executive offices)	46725 (Zip Code)

Voltaire Ltd. 2007 Incentive Compensation Plan
 (Full Title of the Plan)

Voltaire, Inc.
6 Fortune Drive
Billerica, Massachusetts 01821
(978) 439-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:
Alon Hilu, Adv. 9 Hamenofim Street Building A Herzeliya 46725 Israel Tel: +972-9-9717666 Fax: +972-9-9717660	Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York Tel: (212) 819-8200 Fax: (212) 354-8113

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share[1]	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	838,566	$ 2.41(3)	$2,020,944	$112

(1)
This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the above-referenced incentive plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2)	Represents the registration of Ordinary Shares of the Registrant issuable or issued under the Registrant’s above-referenced share incentive plan.
(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices ($2.42 and $2.40) of the Registrant’s Ordinary Shares as quoted on the Nasdaq Global Market on April 3, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 838,566 Ordinary Shares of the Registrant issuable under the Registrant's 2007 Incentive Compensation Plan, as amended. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-145224) filed with the Securities and Exchange Commission on August 8, 2007, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzeliya, State of Israel, on April 7, 2009.

VOLTAIRE LTD.

By:	/s/ Miron (Ronnie) Kenneth
Name: Miron (Ronnie) Kenneth
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miron (Ronnie) Kenneth and Joshua Siegel, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

By:	/s/ Miron (Ronnie) Kenneth	Chief Executive Officer and Chairman	April 7, 2009
	Miron (Ronnie) Kenneth	(Principal Executive Officer)

By:	/s/ Joshua Siegel	Chief Financial Officer	April 7, 2009
	Joshua Siegel	(Principal Financial and Accounting Officer)

By:	/s/ Eric Benhamou	Director	April 7, 2009
Eric Benhamou

By:	/s/ Thomas J. Gill	Director	April 7, 2009
Thomas J. Gill

	Name	Title	Date

By:	/s/ Dr. Yehoshua (Shuki) Gleitman	Director	April 7, 2009
Dr. Yehoshua (Shuki) Gleitman

By:	/s/ P. Kevin Kilroy	Director	April 7, 2009
P. Kevin Kilroy

By:	/s/ Nechemia (Chemi) J. Peres	Director	April 7, 2009
Nechemia (Chemi) J. Peres

By:	/s/ Yoram Oron	Director	April 7, 2009
Yoram Oron

By:	/s/ Yaffa Krindel	Director	April 7, 2009
Yaffa Krindel

By:	/s/ Rafi Maor	Director	April 7, 2009
Rafi Maor

VOLTAIRE INC.		United States Representative

By:	/s/ Patrick Guay		April 7, 2009
Name: Patrick Guay
Title: Authorized Representative

EXHIBITS

Exhibit No.                                Description

5.1	Opinion of Alon Hilu, Adv., General Counsel of the Registrant, as to the validity of the ordinary shares (including consent).

23.1	Consent of Kesselman & Kesselman.

23.2	Consent of Alon Hilu, General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	2007 Incentive Compensation Plan (incorporated by reference to Exhibit 10.18 of the Registration Statement on Form F-1 of the Registrant (File No. 333-144439)).